UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 6, 2010 (May 5, 2010)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
          The 2010 annual meeting of stockholders of First Industrial Realty Trust, Inc. (the “Company”) was held on May 5, 2010. Of the 63,269,769 shares of common stock outstanding on the March 19, 2010 record date, a total of 51,295,299 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:
a.	To elect two nominees to serve as Class I directors to hold office until the 2013 annual meeting of stockholders or until their successors have been elected and qualified. The Company’s stockholders voted to elect the two nominees, Matthew S. Dominski and H. Patrick Hackett, Jr., to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHOLD
Matthew S. Dominski	35,813,201	412,288
H. Patrick Hackett, Jr.	35,785,854	439,635
          There were 15,069,810 broker non-votes with respect to each nominee.
b.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for 2010. The Company’s stockholders voted to approve this proposal with 50,889,781 votes “For” and 302,014 votes “Against”. There were 103,504 abstentions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Acting Chief Financial Officer (Principal Accounting Officer)

Date: May 6, 2010